Exhibit 99.(a)(1)(I)

Election Review: Offer to Amend Eligible 409A Options – Non-Participation

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                                                Election Info

Election Review: Offer to Amend Eligible 409A Options

You have made the following election with respect to your Eligible 409A Options:

Original Grant

Date                                                                                            Option

Number                                                                                         Original

Exercise

Price                                                                                           Number of Shares

Currently Subject

to Eligible 409A

Options                                                                                         Revised

Measurement

Date                                                                                            Adjusted

Exercise Price                                                                                  Amend Eligible

409A Option?

Dec 10, 2005                                                                                    3                                                                                                $                                               3.45                                                                                                50                                                                                                Dec 12, 2005                                                                                            $                                               4.15                                                                                                 Yes     No

Note: If you have elected NOT to accept the Offer to Amend your Eligible 409A Options:

1.                                              You will be solely responsible for any income taxes, penalties and interest payable, including under Section 409A, which may exceed 80% of the value of your Eligible 409A Options, and which may be imposed even if you never exercise your Eligible 409A Options.

2                                               You will NOT be eligible to participate in the Option to Replace as to any of your Eligible Underwater Options.

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